Exhibit 99.1

Westwood Holdings Group, Inc. Reports Fourth Quarter and 2014 Results

Total Assets Under Management Increase to Record $20.3 Billion

DALLAS--(BUSINESS WIRE)--February 4, 2015--Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter 2014 revenues of $28.3 million, 12% higher than revenues of $25.3 million in the fourth quarter of 2013. Non-GAAP Economic Earnings per share (“Economic EPS”) were $1.24 compared to $1.19 in the fourth quarter of 2013 and $1.41 in the third quarter of 2014. Diluted earnings per share were $0.77 compared to $0.75 in the same quarter of 2013 and $0.92 in the third quarter of 2014.

Revenues for the year ended December 31, 2014 were $113.2 million, 23% higher than revenues of $91.8 million in 2013. Economic EPS were $5.24 compared to $3.90 in 2013. Diluted earnings per share were $3.45 compared to $2.32 in the prior year.

Highlights related to our fourth quarter 2014 results include:

  Revenues increased 12% to $28.3 million compared to the same period last year.
  Assets under management (“AUM”) reached a record $20.3 billion.
  Our Income Opportunity strategy attracted quarterly net inflows exceeding $250 million, ending the year with $4.1 billion in assets under management.
  Westwood International Advisors’s AUM reached $3.3 billion, 34% higher than year-end 2013, and its Emerging Markets strategy was in the top decile of its peer group for 2014.
  Global Convertible Securities was added as a third distinct team to our investment platform with Assets Under Advisement of approximately $500 million.
  We launched two mutual funds and a second UCITS sub-Fund.

In January, Westwood reached an agreement to acquire Woodway Financial Advisors, a Houston-based private wealth and trust company that manages over $1.6 billion in assets. The transaction is anticipated to close during the first quarter of 2015 and is expected to be accretive to Westwood Holdings Group’s earnings. The transaction is subject to approval by the Texas Department of Banking and other customary closing conditions.

Brian Casey, Westwood’s President & CEO, commented, “We have experienced an exciting year, with AUM reaching record levels, tremendous performance and growth in our Emerging Markets and Income Opportunity strategies and the addition of our Global Convertibles team. Two new mutual funds have just been started, the MLP & Strategic Energy Fund and the Opportunistic High Yield Fund. Given the recent sell off in both asset classes, we hope that this creates an attractive entry point for investors. Lastly, we are very pleased about our most recent news regarding the acquisition of Woodway Financial Advisors, which enables us to partner with talented individuals in the growing Houston market while expanding our footprint in the private wealth arena.”

Mutual fund assets, comprising twelve Westwood Funds®, grew 9% to $3.7 billion compared to the prior quarter end and climbed 34% compared to the prior year end.

Westwood’s Board of Directors declared a quarterly cash dividend of $0.50 per common share, payable on April 1, 2015 to stockholders of record on March 13, 2015. At quarter end, Westwood had $98 million in cash and investments, stockholders’ equity of $110 million, and no debt.

Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss fourth quarter 2014 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through February 11, 2015 by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and then entering the passcode 75871895.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. The firm manages a range of investment strategies including U.S. equities, Global and Emerging Markets equities, Global Convertible securities and Specialized/Income-oriented portfolios. Access to these strategies is available through separate accounts, commingled funds, the Westwood Funds® family of mutual funds and UCITS funds. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol "WHG." Based in Dallas, TX, Westwood also has offices in Toronto, Canada, Boston, MA and Omaha, NE.

For more information on Westwood, please visit www.westwoodgroup.com.

For more information on the Westwood Funds®, please visit www.westwoodfunds.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: our ability to identify and successfully market services that appeal to our customers; the significant concentration of our revenues in a small number of our customers; our relationships with investment consulting firms; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to successfully develop and market new investment strategies; our ability to maintain our fee structure in light of competitive fee pressures; competition in the marketplace; downturns in the financial markets; new legislation adversely affecting the financial services industries; interest rates; changes in our effective tax rate; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2013 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share data and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013(1)
REVENUES:
Advisory fees:
Asset based	$23,132	$22,857	$20,038
Performance based	-	-	-
Trust fees	5,064	5,282	4,904
Other, net	69	(17)	310
Total revenues	28,265	28,122	25,252

EXPENSES:
Employee compensation and benefits	13,821	13,309	11,701
Sales and marketing	581	430	305
Westwood mutual funds	578	591	688
Information technology	933	807	858
Professional services	1,351	983	1,257
General and administrative	1,526	1,410	1,543
Total expenses	18,790	17,530	16,352
Income before income taxes	9,475	10,592	8,900
Provision for income taxes	3,497	3,474	3,137
Net income	$5,978	$7,118	$5,763
Other comprehensive income (loss):
Foreign currency translation adjustments	(374)	(578)	(156)
Total comprehensive income	$5,604	$6,540	$5,607

Earnings per share:
Basic	$0.79	$0.95	$0.78
Diluted	$0.77	$0.92	$0.75

Weighted average shares outstanding:
Basic	7,525,438	7,525,489	7,345,357
Diluted	7,811,770	7,734,309	7,634,190

Economic Earnings	$9,687	$10,881	$9,058
Economic EPS	$1.24	$1.41	$1.19

Dividends declared per share	$0.50	$0.44	$0.44
___________________
(1)	Results for the quarter ended December 31, 2013 have been revised for an immaterial error related to stock based compensation expense for restricted stock grants subject to service and performance conditions. See further discussion of this correction of an immaterial error in “Item 1. Financial Statements” of our Form 10-Q filed with the SEC on October 23, 2014.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share data and share amounts)

	Year ended December 31,
REVENUES:	2014 (unaudited)	2013(1)
Advisory fees:
Asset based	$88,473	$70,027
Performance based	3,806	2,561
Trust fees	20,525	18,367
Other, net	437	870
Total revenues	113,241	91,825

EXPENSES:
Employee compensation and benefits	52,847	47,864
Sales and marketing	1,673	1,252
Westwood mutual funds	2,543	2,153
Information technology	3,469	2,882
Professional services	4,905	4,223
General and administrative	5,768	5,266
Total expenses	71,205	63,640
Income before income taxes	42,036	28,185
Provision for income taxes	14,787	10,348
Net income	$27,249	$17,837
Other comprehensive loss:
Foreign currency translation adjustments	(974)	(287)
Total comprehensive income	$26,275	$17,550

Earnings per share:
Basic	$3.63	$2.43
Diluted	$3.45	$2.32

Weighted average shares outstanding:
Basic	7,512,348	7,331,874
Diluted	7,906,545	7,692,756

Economic Earnings	$41,445	$30,027
Economic EPS	$5.24	$3.90

Dividends declared per share	$1.82	$1.64
___________________
(1)	Results for the year ended December 31, 2013 have been revised for an immaterial error related to stock based compensation expense for restricted stock grants subject to service and performance conditions. See further discussion of this correction of an immaterial error in “Item 1. Financial Statements” of our Form 10-Q filed with the SEC on October 23, 2014.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2014 and 2013
(in thousands, except par value and share amounts)

	December 31, 2014 (unaudited)	December 31, 2013(1)
ASSETS
Current Assets:
Cash and cash equivalents	$18,131	$10,864
Accounts receivable	14,540	14,468
Investments, at fair value	79,620	64,554
Deferred income taxes	4,060	3,812
Other current assets	2,413	2,521
Total current assets	118,764	96,219
Goodwill	11,255	11,255
Deferred income taxes	3,792	2,041
Intangible assets, net	3,430	3,789
Property and equipment, net of accumulated depreciation of $2,720 and $2,155	2,633	2,746
Total assets	$139,874	$116,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,334	$2,082
Dividends payable	4,868	3,935
Compensation and benefits payable	18,504	17,805
Income taxes payable	1,498	1,031
Total current liabilities	27,204	24,853
Accrued dividends	1,450	1,266
Deferred rent	1,213	1,268
Total long-term liabilities	2,663	2,534
Total liabilities	29,867	27,387

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 9,010,255 and outstanding 8,308,460 shares at December 31, 2014; issued 8,778,613 and outstanding 8,176,417 shares at December 31, 2013	90	88
Additional paid-in capital	119,859	103,853
Treasury stock, at cost – 701,795 shares at December 31, 2014; 602,196 shares at December 31, 2013	(29,028)	(23,169)
Accumulated other comprehensive loss	(1,231)	(257)
Retained earnings	20,317	8,148
Total stockholders’ equity	110,007	88,663
Total liabilities and stockholders’ equity	$139,874	$116,050
___________________
(1)	Results for the year ended December 31, 2013 have been revised for an immaterial error related to stock based compensation expense for restricted stock grants subject to service and performance conditions. See further discussion of this correction of an immaterial error in “Item 1. Financial Statements” of our Form 10-Q filed with the SEC on October 23, 2014.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2014 (unaudited)	2013(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,249	$17,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	579	410
Amortization of intangible assets	359	359
Unrealized (gains) losses on trading investments	(75)	325
Stock based compensation expense	13,685	11,679
Deferred income taxes	(2,133)	(937)
Excess tax benefits from stock based compensation	(1,850)	(696)
Net purchases of investments – trading securities	(14,991)	(4,993)
Changes in operating assets and liabilities:
Accounts receivable	(369)	(5,702)
Other current assets	70	(887)
Accounts payable and accrued liabilities	353	450
Compensation and benefits payable	1,307	3,598
Income taxes payable and prepaid income taxes	2,406	160
Other liabilities	(67)	102
Net cash provided by operating activities	26,523	21,705

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(478)	(1,201)
Net cash used in investing activities	(478)	(1,201)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(669)	(878)
Restricted stock returned for payment of taxes	(5,190)	(3,789)
Excess tax benefits from stock based compensation	1,850	696
Cash dividends	(13,962)	(9,330)
Net cash used in financing activities	(17,971)	(13,301)
Effect of currency rate changes on cash	(807)	(156)
NET INCREASE IN CASH AND CASH EQUIVALENTS	7,267	7,047
Cash and cash equivalents, beginning of period	10,864	3,817
Cash and cash equivalents, end of period	$18,131	$10,864

Supplemental cash flow information:
Cash paid during the period for income taxes	$14,418	$11,031
___________________
(1)	Results for the year ended December 31, 2013 have been revised for an immaterial error related to stock based compensation expense for restricted stock grants subject to service and performance conditions. See further discussion of this correction of an immaterial error in “Item 1. Financial Statements” of our Form 10-Q filed with the SEC on October 23, 2014.

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share data and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013(1)

Net Income	$5,978	$7,118	$5,763
Add: Stock based compensation expense	3,582	3,635	3,167
Add: Intangible amortization	89	90	90
Add: Tax benefit from goodwill amortization	38	38	38
Economic earnings	$9,687	$10,881	$9,058

Diluted weighted average shares	7,811,770	7,734,309	7,634,190
Economic EPS	$1.24	$1.41	$1.19

		Year Ended
		December 31, 2014	December 31, 2013(1)

Net Income		$27,249	$17,837
Add: Stock based compensation expense		13,685	11,679
Add: Intangible amortization		359	359
Add: Tax benefit from goodwill amortization		152	152
Economic earnings		$41,445	$30,027

Diluted weighted average shares		7,906,545	7,692,756
Economic EPS		$5.24	$3.90
___________________
(1)	Results for the quarter and year ended December 31, 2013 have been revised for an immaterial error related to stock based compensation expense for restricted stock grants subject to service and performance conditions. See further discussion of this correction of an immaterial error in “Item 1. Financial Statements” of our Form 10-Q filed with the SEC on October 23, 2014

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic Earnings per share (or “Economic EPS”). We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for both management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash stock based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.

(WHG-G)

CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice, 214-756-6900
Chief Financial Officer and Treasurer